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                                                                  Exhibit 10.11
                             GARDNER DENVER, INC.
                       MANAGEMENT ANNUAL INCENTIVE PLAN

                               JANUARY 1, 2001

                            I. PURPOSE OF THE PLAN

         The Gardner Denver, Inc. Management Annual Incentive Plan (the "Plan") is intended to provide Gardner Denver, Inc. (the "Company") a means by which it can engender and sustain a sense of personal commitment on the part of its senior executives in the continued growth, development and financial success of the Company and encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may award to senior executives annual incentive compensation on the terms and conditions established herein.

                               II. DEFINITIONS

         2.1 "Annual Incentive Award" or "Award" means the compensation payable in cash granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations established by the Committee and the Plan.

         2.2    "Board" means the Board of Directors of the Company.

         2.3 For all purposes of the Plan, a "Change in Control" shall have occurred if any of the following events shall occur:

                (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

                (b) The Company sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

                (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13(d)(3) or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Stock;

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                (d)  The Company files a report or proxy statement with the
         Securities and Exchange Commission pursuant to the Exchange Act disclosing in Response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this
         Section 2.3(e), each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

         Notwithstanding the foregoing provisions of Section 2.3(c) or 2.3(d) hereof, unless otherwise determined in a specific case by majority vote of the Board, a Change in Control shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially own a 50% or more of the Voting Stock, or (iii) any employee stock ownership plan or any other employee benefit plan sponsored by the Company, either files or becomes obligated to file a report or a proxy statement under or in response to
Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

         2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.5    "Commission" means the Securities and Exchange Commission.

         2.6 "Committee" means the Management Development and Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that the Committee shall consist of three or more persons, each of whom is an "outside director" within the meaning of
Section 162(m) and a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

         2.7 "Employee" means an employee of the Company or any of its subsidiaries or affiliates.

         2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.9 "Participant" means a Senior Executive Officer of the Company who is selected by the Committee to participate in the Plan.

         2.10 "Plan" means the Gardner Denver, Inc. Management Annual Incentive Plan dated January 1, 2001.

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         2.11   "Performance Goals" shall be defined as the performance
criterion or criteria established by the Committee, pursuant to Section V hereof, for the purpose of determining Awards under the Plan.

         2.12 "Performance Period" means the consecutive 12 month period that constitutes the Company's fiscal year.

         2.13 "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder.

         2.14 "Senior Executive Officer" means the Chairman, Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, any senior officer reporting directly to the Chief Executive Officer and any other Vice President or senior executive or officer designated by the Chief Executive Officer.

         2.15 "Voting Stock" means securities entitled to vote in an election of Directors of the Company.

                             III. ADMINISTRATION

         3.1 The overall administration of the Plan, including the final determination of Awards to each Participant, is vested in the Committee.

         3.2 Determinations of the Committee in administering the Plan shall be final and binding upon all Participants.

                               IV. ELIGIBILITY

         Participation in the Plan shall be limited to Senior Executive Officers. Participants will be selected for participation annually by the Committee not later than 90 days after the commencement of the Performance Period. The Committee may withdraw its approval for participation in the Plan for a Participant at any time. In the event of such withdrawal, such Participant shall cease to be a Participant as of the date designated by the Committee and the Employee shall be notified of such withdrawal as soon as practicable following such action. Further, such Employee shall cease to have any right to an Award for the Performance Period in which such withdrawal is effective; provided, however, that the Committee may, in its sole discretion, authorize a prorated award based on the number of full months of participation prior to the effective date of such withdrawal and the Company's performance during such period.

                      V. PERFORMANCE GOALS AND MEASURES

         5.1. Performance Goals shall be established by the Committee not later than 90 days after commencement of the Performance Period relating to a specific Award. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance. The criterion or criteria used in establishing Performance Goals may, at the discretion of the Committee, include one or any combination of the following: (i) the Company's return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels expressed in absolute dollars or earnings per

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share of the Company; or (iii) cash flow or similar measure. The Performance
Goals established by the Committee shall include a threshold level of performance below which no Award will be payable and a maximum Award opportunity for each Senior Executive Officer. The determination of attainment of the Performance Goals shall be determined in accordance with generally accepted accounting principles and certified in writing by the Committee.

         5.2 The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items; (ii) changes in tax laws; (iii) changes in generally accepted accounting principles or changes in accounting policies; (iv) charges related to restructured or discontinued operations;
(v) restatement of prior period financial results; and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements.

                                  VI. AWARDS

         6.1    Awards under the Plan shall be paid in cash.

         6.2 At the first meeting of the Committee after the expiration of the Performance Period, the Committee shall review the prior year's performance in relation to the Performance Goals and determine the level of achievement of the Performance Goals. Payment of Annual Incentive Awards to Participants under the Plan shall occur only after the Committee has certified in writing that the Performance Goals have been achieved for the relevant Performance Period. Notwithstanding the attainment of Performance Goals for the Company as a whole, Awards for Individual Participants under the Plan may be denied or adjusted by the Committee, in its sole judgment, based on its assessment of the Participant's performance. However, no upward adjustment may be made to an Annual Incentive Award for a Participant if
Section 162(m) would limit the deduction the Company may claim for that Participant's compensation. The maximum Annual Incentive Award that may be granted to a Senior Executive Officer under the Plan for any Performance Period may not exceed $3,000,000 or, if less, three times the Senior Executive Officer's base salary as of the last day of the Performance Period.

                        VII. DEFERRALS AND SETTLEMENTS

         The Committee may permit Participants to elect to defer receipt of all or a portion of the Annual Incentive Award under administrative policies established by the Company from time to time, which shall be in compliance with Section 162(m).

                           VIII. WITHHOLDING TAXES

         The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law.

                IX. NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

         No person shall have any claim or right to be granted an Award, and the granting of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability under
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the Plan; except that a Participant who was actively employed as of the last day of the applicable Performance Period shall be eligible to receive payment of his Award, as determined pursuant to Section 6.2 hereof, even though the Participant is no longer an active employee of the Company at the time the Committee actually pays Awards under the Plan for the applicable Performance Period. The Committee shall also have the discretion to grant eligibility to a Participant to receive payment of an Award, notwithstanding the fact that the Participant is not employed by the Company at the end of the Performance Period.

                             X. CHANGE IN CONTROL

         Immediately upon a Change in Control, all outstanding Awards shall be deemed earned at the maximum Performance Goal level and the Company shall make a payment in cash to each Participant within ten (10) days after the effective date of the Change in Control in the amount of such maximum Award. The granting of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its business or assets.

            XI. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

         The Board may amend, modify, suspend or terminate this Plan for any purpose except that no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required pursuant to Section 162(m) or otherwise required as a matter of law. Further, no amendment to the Plan shall be effective that would: (i) increase the maximum amount that can be paid to a Participant under the Plan; (ii) change the performance criterion or criteria set forth in Section V hereof for payment of Awards; or (iii) modify the eligibility requirements for Participants in the Plan unless first approved by the Company's shareholders.

                              XII. GOVERNING LAW

         The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

                XIII. OTHER BENEFIT AND COMPENSATION PROGRAMS

         Unless otherwise specifically provided to the contrary in the relevant plan, program or practice, Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits under any other Company benefit plan, program or practice or any severance policy of the Company. Further, the Company may adopt other compensation programs, plans or arrangements for employees below the level of Senior Executive Officer as it deems necessary and appropriate.

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                         XIV. SUCCESSORS AND ASSIGNS

         The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

                              XV. EFFECTIVE DATE

         This Plan shall be effective as of January 1, 2001. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the Company's shareholders at the annual meeting of the Company's shareholders held in 2001. If the shareholders of the Company shall fail to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect. Subject to earlier termination pursuant to
Section XI, the Plan shall terminate effective December 31, 2005. After termination of the Plan, no future awards may be granted under the Plan.

                             XVI. INTERPRETATION

         The Plan is designed to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner consistent with that intent.


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